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Exhibit 10.2

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made as of the 8th day of November, 2002, between WELLS FARGO BANK, National Association, with an address at 1740 Broadway, C7301-031, Denver, Colorado 80274, its successors and assigns ("Lender"), and CIBER, INC., a Delaware corporation, with an address at 5251 DTC Parkway, Greenwood Village, Colorado 80111 ("Borrower").

RECITALS

        WHEREAS, the Borrower and the Lender have entered into that certain revolving credit accommodation (the "Loan") not to exceed Sixty Million Dollars ($60,000,000), pursuant to the terms and conditions of that certain Loan and Security Agreement, dated September 26, 2001 (the "Loan and Security Agreement"), together with that certain First Modification to Loan and Security Agreement, dated December 31, 2001 (the "First Amendment"), that certain letter amendment to the Loan and Security Agreement, dated March 12, 2002 (the "Second Amendment"), that certain Third Amendment to Loan and Security Agreement, dated May 6, 2002 (the "Third Amendment"), and that certain letter amendment to the Loan and Security Agreement, dated August 2, 2002 (the "Fourth Amendment") (collectively, the Loan and Security Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are referred to as the "Loan Agreement"); and

        WHEREAS, in connection with the Loan, the Borrower, is required inter alia to comply with the Minimum Tangible Net Worth covenant set forth in Section 5.1(t)(i) of the Loan Agreement; and

        WHEREAS, as of the September 30, 2002, reporting period, Borrower violated Section 5.1(t)(i) of the Loan Agreement which covenant requires Borrower to maintain a Minimum Tangible Net Worth of not less that $95,000,000.00; and

        WHEREAS, the Lender desires to waive Borrower's violation of Section 5.1(t)(i) of the Loan Agreement for the September 30, 2002, reporting period; and

        WHEREAS, Borrower and the Lender as of the date hereof desire to modify the Minimum Tangible Net Worth covenant set forth in Section 5.1(t)(i) of the Loan Agreement and replace the same with a new Maximum Total Liabilities to Tangible Net Worth covenant; and

        WHEREAS, the Borrower and the Lender desire to set forth herein the terms and conditions upon which the Lender will waive the Borrower's violation of Section 5.1(t)(i) of the Loan Agreement and, further, the Borrower and the Lender desire to set forth herein the terms and conditions upon which the Lender will modify the covenant set forth in Section 5.1(t)(i) of the Loan Agreement.

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and the mutual covenants contained herein and other good and valuable consideration as herein provided, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.
NON-COMPLIANCE AND WAIVER OF COVENANT DEFAULT.

        Section 5.1(t)(i) of the Loan Agreement requires Borrower to maintain a Minimum Tangible Net Worth of not less than $95,000,000 for the quarter period ending September 30, 2002. As of

September 30, 2002, the Borrower failed to comply with this covenant requirement. The violation of this covenant constitutes an Event of Default pursuant to Section 8.1(b) of the Loan Agreement.

        In this instance and in consideration of all of the other terms and conditions set forth in this Amendment, the Lender hereby agrees to waive the Minimum Tangible Net Worth covenant requirement set forth in Section 5.1(t)(i) of the Loan Agreement requiring Borrower to maintain a Minimum Tangible Net Worth of not less than $95,000,000 for the quarter period ending September 30, 2002, and the Lender's rights under the Loan Agreement and the Loan Documents to declare an Event of Default and pursue any remedies the Lender may have against Borrower as a result of such covenant violation. Lender's waiver is limited expressly to the violation of Section 5.1(t)(i) for the quarter period ending September 30, 2002, and the Lender specifically reserves all other rights and privileges it has under the Loan Agreement and the Loan Documents and notifies Borrower that all other terms conditions and obligations under the Loan Agreement and the Loan Documents remain in full force and effect.

2.
MODIFICATION TO LOAN AGREEMENT.

        In consideration of all of the other terms and conditions set forth in this Amendment, the Lender hereby agrees to modify the Loan Agreement as follows:

          (a)  Section 5.1(t)(i) of the Loan Agreement (Minimum Tangible Net Worth) is hereby deleted and replaced with the following:

      Total Liabilities / Tangible Net Worth Ratio: Borrower will maintain at all times a Total Liabilities to Tangible Net Worth ratio not to exceed 1.75:1. For purposes of this Section 5.1(t)(i) only, the term "Total Liabilities" shall be defined in accordance with GAAP and shall relate to that amount stated on the Borrower's balance sheet for the most recent fiscal quarter ended reporting period.

3.
NO OTHER COMMITMENT, WAIVER OR MODIFICATION.

        This Amendment complies with Section 11.5 of the Loan Agreement. Lender's agreement to provide the waiver and modification contained herein is unique to the situations described in this Amendment. Lender's agreement to provide the waiver and modification contained herein shall not be construed as a waiver of any other Event of Default or obligation to agree to any other waiver or modification to the Loan Agreement as a course of action on which the Borrower may rely in the future. The Borrower acknowledges that Lender has not committed to make any further waivers or modifications to the Loan Agreement or the Loan Documents beyond the waiver and modification specified herein, and that any further waivers or modifications to the Loan Agreement and Loan Documents remain in the sole discretion of Lender. The Borrower further acknowledges that Lender has not committed to make any renewal or extension of the Loan and any such renewals or extensions remain in the sole discretion of Lender. No other terms or conditions of the Loan Agreement or the Loan Documents are modified, altered or amended by this Amendment and all remain in full force and effect. This Amendment represents the entire agreement between Lender and the Borrower with respect to the waiver and modification to the Loan Agreement, and supersedes all prior negotiations, discussions and correspondence concerning said waiver and modification. This Amendment may not be amended or modified except by written instrument executed by all of the parties.

4.
BORROWER'S REPRESENTATIONS.

          (a)  Borrower represents and warrants that the recitals set forth above are true and accurate.

          (b)  Borrower represents and warrants that, other than the known Borrower violation of Section 5.1(t)(i) of the Loan Agreement, no violations of the Loan Agreement or Loan Documents exist as of the date of this Amendment.

          (c)  Borrower confirms the accuracy and restates all representations, warranties and covenants set forth in Article IV of the Loan Agreement.

5.
GUARANTOR'S REPRESENTATIONS.

          (a)  Guarantors represent and warrant that they consent to this Amendment.

          (b)  Guarantors restate and affirm that their guaranties as set forth in the Loan Agreement and Loan Documents are continuing and are not changed, altered or amended as a result of this Amendment.

6.
FURTHER ASSURANCE.

        The Borrower and Lender each agrees to execute any and all documents necessary to implement the intent of the parties set forth in the recitals above.

7.
MISCELLANEOUS.

          (a)  The Loan Agreement, as modified herein, together with the Loan Documents remain in full force and effect and are hereby ratified by the Borrower and Lender, and the Borrower is obligated to comply with and perform all Loan covenants set forth therein.

          (b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Capitalized terms not defined herein shall have the same meaning as set forth in the Loan Agreement. In the event of any conflict between the Loan Agreement and this Amendment, the terms and conditions of this Amendment shall control.

          (c)  This Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement. Executed copies of this Amendment may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered.

          (d)  This Amendment shall be governed by the laws of the State of Colorado as set forth in Section 11.3 of the Loan Agreement and the parties waive any right to a trial by jury in connection with this Amendment as set forth in Section 11.8 of the Loan Agreement.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first above written.

BORROWER:
CIBER, INC., a Delaware corporation		WELLS FARGO BANK, National Association
By:	/s/ DAVID G. DURHAM David G. Durham, Sr. Vice President/CFO	By:	/s/ JOHN R. HALL John R. Hall, Vice President
LENDER:
GUARANTORS:
DIGITERRA, INC., a Delaware corporation
By:	/s/ DAVID G. DURHAM David G. Durham, Vice President
CIBER ASSOCIATES, INC., a Delaware corporation
By:	/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo, Vice President
CIBER INTERNATIONAL, INC., a Delaware corporation
By:	/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo, Vice President

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  Exhibit 10.2